UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2008

Innovative Food holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1923 Trade Center Way, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material definitive Agreement.

On October 17, 2008, we entered into a three-year lease with Grand Cypress Communities, Inc. for new premises consisting of 4,000 square feet in Naples, Florida.  The commencement date of the lease is January 1, 2009.  The annual rent and fees under the lease is approximately $54,000.  The lease provides for a buyout option at the end of the lease with credit towards the purchase price received for the rental payments made during the term of the lease.  A copy of the lease is attached hereto as an exhibit.

Item 8.01.  Other Events.

On October 23, 2008, we issued a press release announcing entry into the lease described above.  A copy of the press release is attached hereto as an exhibit.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1 Lease between Grand Cypress Communities, Inc. and Food innovations, Inc. dated as of October 17, 2008.

Exhibit 10.2 Press Release dated October 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: October 23, 2008
By: /s/ Sam Klepfish Sam Klepfish, CEO

Exhibit Index

Exhibit 10.1	Lease between Grand Cypress Communities, Inc. and Food innovations, Inc. dated as of October 17, 2008.

Exhibit 10.2	Press Release dated October 23, 2008